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                                                                    EXHIBIT 5.1




                                   April 17, 1998



Northern States Power Company
414 Nicollet Mall
Minneapolis, Minnesota 55401

Ladies and Gentlemen:

     I am Vice President and General Counsel of Northern States Power Company, a Minnesota corporation (the "Company"), and am issuing this opinion in connection with the registration of 962,500 shares of Common Stock, $2.50 par value per share, of the Company (the "Shares"), to be issued by the Company pursuant to a Registration Statement on Form S-4 (File No. 333-49529) the ("Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") to which this opinion appears as Exhibit 5.1.

     I have examined originals or certified or photostatic copies of such records of the Company, certificates of officers of the Company and public officials and such other documents as I have deemed relevant or necessary as the basis of the opinion set forth below in this letter. In such examination, I have assumed the genuineness of all signatures, the conformity to original documents submitted as certified or photostatic copies, and the authenticity of originals of such latter documents. Based on the foregoing, I am of the following opinion:

     The Shares have been duly authorized and, when issued by the Company in the manner contemplated in the Registration Statement, will be validly issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the reference to me under the heading "Legal Matters" in the Proxy Statement/Prospectus constituting part of the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

                              Sincerely,


                              /s/ GARY R. JOHNSON

                              GARY R. JOHNSON
                              Vice President and General Counsel